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                                                                   Exhibit 10(j)



                             FOURTEENTH AMENDMENT
                                    TO THE
                             MANDALAY RESORT GROUP
                 EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN


     This Fourteenth Amendment to the Mandalay Resort Group Employees' Profit Sharing and Investment Plan is made and entered into this 21/st/ day of November, 2000, but is effective for all purposes as of April 1, 2001, except as may be otherwise provided herein, by Mandalay Resort Group (referred to hereinafter as the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company and the other Employers have previously adopted the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, which has been amended from time to time (as amended, the "Plan"); and

     WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to further amend the Plan; and

     WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Plan to provide for automatic Plan enrollment in the event a Participant does not complete a salary reduction agreement, to comply with changes in applicable law by recent Acts of Congress, and to make other desired changes.

     NOW, THEREFORE, the Plan is hereby amended to read as follows:

                                 I.

     Paragraph (aa) of Article I of the Plan is hereby amended to read as follows:

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          (aa)  "Employer" shall mean the Company, Circus Circus Casinos, Inc.,
                 --------
     SlotsAFun, Inc., Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Ramparts, Inc., Circus Circus Mississippi, Inc., Mandalay Development, Railroad Pass Investment Group, Jean Development Company, Jean Development West, Mandalay Corp., Circus Circus Michigan, Inc., and Ramparts International, as well as any other subsidiary, related corporation or other entity that adopts the Plan with the consent of the Company. Railroad Pass Investment Group, Jean Development Company and Jean Development West are, at times, collectively referred to herein as the "Gold Strike Entities." The term "Employer" shall also include, effective as of February 1, 2000, Go Vegas.


                                 II.

     Subparagraph (a)(1) of Article VI of the Plan is hereby amended to read as follows:

                (1) Amount Contributed.  The Employer shall contribute to the
                    ------------------
          Trust, on behalf of each Participant, a Savings Contribution as specified in a written salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such contribution for a Participant shall not exceed the lesser of

                    (A) $9,500 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury) with respect to any calendar year, or

                    (B) 15% of the Participant's Compensation for such Plan
                Year.

          A Savings Contribution hereunder may be expressed as a fixed dollar amount per payroll period, or as a fixed percentage of pay. Notwithstanding the foregoing, with respect to a Participant in the Plan on April 1, 2001 who does not then have in effect a salary reduction agreement, and with respect to a Participant who enters the Plan on or after April 1, 2001 who does not otherwise enter into a salary reduction agreement as of the date of entry, a pre-tax savings contribution in the amount of 2% of such Participant's Compensation shall be automatically contributed to the Trust on his behalf (such contribution is hereinafter referred to as an "Automatic Savings Contribution"). A Participant for whom an Automatic Savings Contribution is made pursuant to the prior sentence shall be deemed to have completed a salary reduction agreement to reduce the amount otherwise payable to him by 2%, and all provisions of the Plan referencing a salary reduction agreement shall apply to such Automatic Savings Contributions.

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                                      III.

     Effective January 1, 1997, section (B) of subparagraph (a)(6) of Article VI of the Plan is hereby amended to read as follows:

          (B) (i) The amount of such excess for the Highly Compensated Employees in the aggregate for the Plan Year shall be determined by reducing the Savings Contributions of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent required to

                   a. enable the arrangement to satisfy the limitations set
               forth in paragraph (f), or

                   b. cause such Highly Compensated Employee's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

     This process shall be repeated until the arrangement satisfies the limitations set forth in paragraph (f).

              (ii) The aggregate dollar amount of the excess calculated under subsection (i) shall be distributed in accordance with the following provisions of this subsection (ii):

                   a. the Savings Contributions of the Highly Compensated Employee with the largest dollar amount of Savings Contributions shall be reduced by the amount required to cause such Highly Compensated Employee's Savings Contributions to equal the dollar amount of the Savings Contributions of the Highly Compensated Employee with the next highest dollar amount of Savings Contributions;

                   b. the amount determined in part a. shall be distributed to the Highly Compensated Employee with the largest dollar amount of Savings Contributions, unless a lesser amount, when added to the aggregate dollar amount already distributed under this part b., would equal the aggregate dollar amount of the excess calculated under subsection

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             (B)(i), in which event such lesser amount shall be distributed; and

                   c. if the aggregate dollar amount distributed under part b. is then less than the aggregate dollar amount of the excess calculated under subsection (i), the steps in this subsection (ii) shall be repeated.


                                      IV.

     Effective January 1, 1997, section (E) of subparagraph (a)(6) of Article VI of the Plan is hereby deleted in its entirety.


                                       V.

     Effective January 1, 1997, section (C) of subparagraph (b)(3) of Article VI of the Plan is hereby amended to read as follows:

        (C) (i) The amount of such excess for the Highly Compensated Employees in the aggregate for the Plan Year shall be determined by reducing the Matching Contribution of the Highly Compensated Employee with the highest Actual Contribution Ratio to the extent required to

                 a. enable the arrangement to satisfy the limitations set forth in paragraph (f), or

                 b. cause such Highly Compensated Employee's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

     This process shall be repeated until the arrangement satisfies the limitations set forth in paragraph (f).

            (ii) The aggregate dollar amount of the excess calculated under subsection (i) shall be distributed in accordance with the following provisions of this subsection (ii):

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                         a.   the Matching Contributions of the Highly
                    Compensated Employee with the largest dollar amount of Matching Contributions shall be reduced by the amount required to cause such Highly Compensated Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions;

                         b. the amount determined in part a. shall be distributed to the Highly Compensated Employee with the largest dollar amount of Matching Contributions, unless a lesser amount, when added to the aggregate dollar amount already distributed under this part b., would equal the aggregate dollar amount of the excess calculated under subsection (i), in which event such lesser amount shall be distributed; and

                         c. if the aggregate dollar amount distributed under part b. is then less than the aggregate dollar amount of the excess calculated under subsection (i), the steps in this subsection (ii) shall be repeated.


                                      VI.

     Effective January 1, 1997, section (G) of subparagraph (b)(3) of Article VI of the Plan is hereby deleted in its entirety.


                                     VII.

     Effective January 1, 1995, sections (A) and (B) of subparagraph (c)(4) of
Article VIII of the Plan are hereby amended to read as follows:

              (A) Notwithstanding any other provision of this paragraph (c), if at any time a Participant is less than 100% vested in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account and, as a result of his severance of employment, he receives his entire vested severance of employment benefit pursuant to the

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        provisions of Article IX, and the distribution of such benefit is made not later than the close of the 5th Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then subsequent to the occurrence of such distribution, the non-vested interest of the Participant in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account shall be forfeited at the time of such receipt. Such forfeited amount shall be held in suspense during the Plan Year in which the forfeiture occurs and allocated at the end of such Plan Year as provided in paragraphs (d)(5) and (f) of Article VII.

              (B) If a Participant is not vested as to any portion of his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account, he will be deemed to have received a distribution upon distribution of his Savings Contribution Account, his 401(k) Employer Contribution Account and his Rollover Contribution Account, if any. If the Participant has no such accounts, he shall be deemed to have received a distribution immediately following his severance of employment. Coincident with the occurrence of such deemed distribution, the non-vested interest of the Participant in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account shall be forfeited. Such forfeited amount shall be held in suspense during the Plan Year in which the forfeiture occurs and allocated at the end of such Plan Year as provided in paragraphs (d)(5)(E) and (f) of Article VII.


                                     VIII.

     Effective January 1, 1997, subsection (ii) of section (a)(2)(A) of Article IX of the Plan is hereby amended to read as follows:

                   (ii) April 1 after the end of the calendar year in which he attains age 70 1/2 or retires, whichever is later; provided, however, that an Employee who is a 5% owner (as defined in Section 416 of the Code) shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he

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              attains age 70 1/2, even if he has not actually retired from the employ of his Employer at that time; provided, further, however, that any Participant who attains age 70 1/2 after December 31, 1995 shall have the option of either commencing distributions by April 1 following the attainment of age 70 1/2 or deferring such distributions until he actually retires.


     IN WITNESS WHEREOF, this Fourteenth Amendment has been executed as of the date first written above.

ATTEST:                                     MANDALAY RESORT GROUP

     (CORPORATE SEAL)


  YVETTE E. LANDAU                          By: GLENN SCHAEFFER
-----------------------------------             --------------------------------
Secretary                                       President

                                                            "COMPANY"